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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 19/Amendment No. 46 to Registration Statement Nos. 333-51676/811-08828 on Form N-4 of our report dated March 24, 2008, relating to the financial statements of each of the Subaccounts of New England Variable Annuity Separate Account, and our report dated April 14, 2008, relating to the consolidated financial statements of New England Life Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007, and changed its method of accounting for defined benefit pension and other postretirement plans, as required by accounting guidance adopted on December 31, 2006), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 18/Amendment No. 45 to Registration Statement Nos. 333-51676/811-08828 of New England Variable Annuity Separate Account, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

Tampa, Florida
December 5, 2008